Exhibit 10.28

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT (this “Amendment”), dated as of August 6, 2004, among ENERSYS, a Delaware corporation (“Holdings”), ENERSYS CAPITAL INC., a Delaware corporation (the “Borrower”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, Holdings, the Borrower, the Lenders, the Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent, are parties to a Credit Agreement, dated as of March 17, 2004 (the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend or otherwise modify certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, IT IS AGREED:

I.                                         Amendments to Credit Agreement.

1.             Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (e) immediately following clause (d) of said section:

“(e)  (A)  Subject to and upon the terms and conditions set forth herein, (i) each Consenting Term Lender severally agrees to convert (the “Term Loan Conversion”), on the First Amendment Effective Date, Term Loans of such Consenting Term Lender outstanding on the First Amendment Effective Date (immediately prior to giving effect thereto) in an aggregate principal amount equal to the Converted Term Loan Amount of such Consenting Term Lender into new term loans hereunder owing by the Borrower (each such term loan, a “Converted Term Loan” and, collectively, the “Converted Term Loans”) and (ii) each Lender with a New Term Loan Commitment severally agrees to make, on the First Amendment Effective Date, a term loan or term loans (each, an “Additional New Term Loan” and, collectively, the “Additional New Term Loans”, and, together with the Converted Term Loans, the “New Term Loans”) to the Borrower, which New Term Loans:

(i)            shall be incurred by the Borrower pursuant to a single drawing on the First Amendment Effective Date for the purposes described in Section 7.05(e);

(ii)           shall be denominated in U.S. Dollars;

(iii)          except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, (x) except as otherwise specifically provided in Section 1.10(b), all New Term Loans made as part of the same Borrowing shall at all times consist of New Term Loans of the same Type and (y) Borrowings of New Term Loans on the First Amendment Effective Date shall be subject to the rules set forth in clause (B) of this Section 1.01(e) below; and

(iv)          shall not exceed for any Lender, in initial principal amount, that amount which equals the sum of (x) the Converted Term Loan Amount of such Lender plus (y) the New Term Loan Commitment of such Lender (if any) as in effect on the First Amendment Effective Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(f)).

Once repaid, New Term Loans incurred hereunder may not be reborrowed.

(B)(i)       The Interest Period applicable to each Borrowing of Term Loans existing on the First Amendment Effective Date immediately prior to the Term Loan Conversion and maintained as Eurodollar Loans shall, simultaneously with the occurrence of the Term Loan Conversion, be broken and (ii) the New Term Loans shall be initially incurred or continued, as the case may be, pursuant to four new Borrowings with (x) Interest Periods maintained in accordance with the following sentence and (y) the Lenders with outstanding New Term Loans (after giving effect to the Term Loan Conversion and the incurrence of Additional New Term Loans pursuant to Section 1.01(e)(A)) to participate in each such new Borrowing of New Term Loans on a pro rata basis (based upon their respective New Term Loan Borrowing Amounts as in effect on the First Amendment Effective Date).  Notwithstanding anything to the contrary contained in Sections 1.06, 1.08(f) and 1.09 of the Credit Agreement and the definitions of “Eurodollar Rate” and “Interest Period” contained therein, (i) $60.0 million of principal of New Term Loans shall be continued or incurred, as the case may be, pursuant to a Borrowing of Eurodollar Loans on the First Amendment Effective Date subject to an interest period commencing on the First Amendment Effective Date and ending on August 23, 2004 (with the Eurodollar Rate for such interest period to be determined by the Administrative Agent on the Interest Determination Date therefor in accordance with the definition of “Eurodollar Rate” as is if such interest period were a one-month period), (ii) an additional $60.0 million of principal of New Term Loans shall be continued or incurred, as the case may be, pursuant to a Borrowing of Eurodollar Loans on the First Amendment Effective Date subject to an interest period commencing on the First Amendment Effective Date and ending on November 5, 2004 (with the Eurodollar Rate for such interest period to be determined by the Administrative Agent on the Interest Determination Date therefor in accordance with the definition of “Eurodollar Rate” as is if such interest period were a three-month period) and (iii) the remaining $245.0 million of principal of New Term Loans shall be continued or incurred, as the case may be, pursuant to two separate Borrowings of Eurodollar Loans on the First Amendment Effective Date (in amounts determined by the Borrower) subject to an interest period commencing on the First Amendment Effective Date of such duration as may be elected by the Borrower in accordance with the requirements of Section 1.09.  The interest periods described in clauses (i) and (ii) of the preceding sentence shall be “Interest Periods” for all purposes of the Credit Agreement.

(C)           In connection with the Term Loan Conversion and the incurrence of Additional New Term Loans pursuant to Section 1.01(e)(A), the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower shall be obligated to pay to the respective Lenders breakage or other costs of the type referred to in Section 1.11 (if any) incurred in connection with the Term Loan Conversion and/or the actions taken pursuant to preceding clause (B) of this Section 1.01(e).

(D)          After the First Amendment Effective Date, each Consenting Term Lender which holds a Term Note and has not requested and received a New Term Note on the First Amendment Effective Date shall be entitled to surrender such Term Note to the Borrower against delivery of a New Term Note completed in conformity with Section 1.05; provided that if any such Term Note is not so surrendered, then from and after the First Amendment Effective Date such Term Note shall be deemed to evidence the Converted Term Loans into which the Term Loans theretofore evidenced by such Term Note have been converted.”.

2.             Section 1.04(a) of the Credit Agreement is hereby amended by deleting the parenthetical “(or, in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof)” appearing in the first sentence of said Section and inserting the text “(or (I) in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof and (II) in the case of Additional New Term Loans, each Lender with a New Term Loan Commitment will make available an amount thereof equal to its New Term Loan Commitment on the First Amendment Effective Date)” in lieu thereof.

3.             Section 1.03(a) of the Credit Agreement is hereby amended by inserting the text “New” immediately before the text “Term Loans” appearing in said Section.

4.             Section 1.05(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing prior to the text “(iii)” appearing in said Section and inserting a comma in lieu thereof and (ii) inserting the following new text before the period at the end of said Section:

“and (iv) if New Term Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a “New Term Note” and, collectively, the “New Term Notes”).”.

5.             Section 1.05 of the Credit Agreement is hereby further amended by inserting the following clause (g) at the end of said Section:

“(g) The New Term Note issued to each Lender with a New Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the First Amendment Effective Date (or, in the case of any New Term Note issued after the First Amendment Effective Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the sum of the New Term

Loan Commitment of such Lender on the First Amendment Effective Date before giving effect to any reductions thereto on such date plus the aggregate principal amount of all Converted Term Loans of such Lender on the First Amendment Effective Date (or, in the case of any New Term Note issued after the First Amendment Effective Date, in a stated principal amount equal to the outstanding principal amount of the New Term Loans of such Lender on the date of issuance thereof) and be payable in the principal amount of New Term Loans evidenced thereby from time to time, (iv) mature on the New Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.”.

6.             Section 1.07 of the Credit Agreement is hereby amended by (i) deleting the text “Term Loans” in said Section and inserting the text “New Term Loans” in lieu thereof and (ii) deleting the text “Term Loan Commitments” appearing in said Section and inserting the text “New Term Loan Borrowing Amounts” in lieu thereof.

7.             Section 1.09 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing after the text “Section 1.01(a)(iii)” and inserting a comma in lieu thereof, (ii) inserting the text “and 1.01(e)(ii)” immediately following the text “1.01(b)(ii)” appearing in said Section, (iii) inserting the text “New” immediately before each appearance of the text “Term” appearing in said Section and (iv) inserting the text “New Term Loan” immediately before each appearance of the text “Scheduled Repayment” in said Section.

8.             Sections 1.13 and 3.02(b) of the Credit Agreement are hereby amended by inserting the text “New” immediately before each appearance of the text “Term” appearing in said Sections.

9.             Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clause (g) at the end of said Section:

“(g) All prepayments of principal of New Term Loans (whether voluntary or mandatory) made in connection with a Repricing Transaction prior to the first anniversary of the First Amendment Effective Date will be subject to payment to the Administrative Agent, for the ratable account of each Lender with outstanding New Term Loans, of a fee in an amount equal to 1.0% of the aggregate principal amount of the New Term Loans so prepaid.  Such prepayment fees shall be due and payable upon the date of any such prepayment of New Term Loans in connection with a Repricing Transaction.”

10.           Section 3.03 of the Credit Agreement is hereby amended by (i) inserting the text “, the Total New Term Loan Commitment” immediately after the text “Total Term Loan Commitment” appearing in clause (e) of said Section, (ii) inserting the text “, the New Term Loan Commitment” immediately after the text “Term Loan Commitment” appearing in clause (e) of said Section and (iii) inserting the following new clause (f) immediately following clause (e) of said Section:

“(f)          The Total New Term Loan Commitment (and the New Term Loan Commitment of each Lender) shall terminate in its entirety on the First Amendment Effective Date (after giving effect to the making of Additional New Term Loans on such date).”.

11.           Section 4.01 of the Credit Agreement is hereby amended by (i) inserting the text “, New Term Loans” immediately after the first appearance of the text “Swingline Loans” appearing in said Section, (ii) inserting the text “New Term Loans,” immediately after the text “Term Loans” appearing in subclause (i) of said Section, (iii) inserting the text “, New Term Loans” immediately after the text “Revolving Loans” appearing in subclause (ii) of said Section, (iv) inserting the text “New” immediately before each appearance of the text “Term” appearing in subclause (v) of said Section, (v) inserting the text “New Term Loan” immediately before each appearance of the text “Scheduled Repayments” appearing in subclause (v) of said Section, (vi) deleting the word “and” appearing at the end of subclause (v) of said Section, (vii) deleting the period at the end of subclause (vi) of said Section and inserting the text “; and” in lieu thereof and (viii) inserting the following new clause (vii) at the end of said Section:

“(vii)       each prepayment of New Term Loans pursuant to this Section 4.01 made prior to the first anniversary of the First Amendment Effective Date in connection with a Repricing Transaction shall be subject to the payment of the fee described in Section 3.01(g).”.

12.           Section 4.02(b) of the Credit Agreement is hereby amended by (i) inserting the text “(i)” immediately following the text “(b)” appearing in said Section and (ii) inserting the following new text at the end of said Section:

“(ii)  In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of New Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a “New Term Loan Scheduled Repayment”):

New Term Loan Scheduled Repayment Date	Amount

September 30, 2004	$912,500
December 31, 2004	$912,500

March 31, 2005	$912,500
June 30, 2005	$912,500
September 30, 2005	$912,500
December 31, 2005	$912,500

March 31, 2006	$912,500
June 30, 2006	$912,500
September 30, 2006	$912,500
December 31, 2006	$912,500

New Term Loan Scheduled Repayment Date	Amount
March 31, 2007	$912,500
June 30, 2007	$912,500
September 30, 2007	$912,500
December 31, 2007	$912,500

March 31, 2008	$912,500
June 30, 2008	$912,500
September 30, 2008	$912,500
December 31, 2008	$912,500

March 31, 2009	$912,500
June 30, 2009	$912,500
September 30, 2009	$912,500
December 31, 2009	$912,500

March 31, 2010	$912,500
June 30, 2010	$912,500
September 30, 2010	$912,500
December 31, 2010	$912,500

New Term Loan Maturity Date	$341,275,000

13.           Notwithstanding anything to the contrary contained in Section 4.02(d) of the Credit Agreement or elsewhere in the Credit Agreement, the proceeds of all Additional New Term Loans shall be applied on the First Amendment Effective Date (as defined below) exclusively for the purposes described in Section 7.05(e).

14.           Section 4.02(h) of the Credit Agreement is hereby amended by (i) inserting the text “New” immediately before each appearance of the text “Term” appearing in said Section, (ii) inserting the text “New Term Loan” immediately before the first two appearances of the text “Scheduled Repayments” appearing in said Section and (iii) inserting the text “New” immediately before the text “Term Loan Scheduled Repayments” appearing in said Section.

15.           Section 7.05 of the Credit Agreement is hereby amended by inserting the following new clause (e) at the end of said Section:

“(e) All proceeds of the Additional New Term Loans shall be used on the First Amendment Effective Date (i) first, to repay in full principal of all outstanding Term Loans of Non-Consenting Term Lenders (if any), pay all accrued and unpaid interest on all then outstanding Term Loans and pay all fees and expenses owing in connection with the First Amendment and (ii) second, after application of such proceeds for the purposes described in preceding clause (i), for general corporate purposes of the Borrower and its Subsidiaries.”.

16.           Section 8.16 of the Credit Agreement is hereby amended by (i) inserting the text “(or, after the repayment thereof, New Term Loans)” immediately after the text “Term Loans” appearing in clause (a) of said Section and (ii) inserting the text “New” immediately before each appearance of the text “Term” appearing in clauses (b) and (c) of said Section.

17.           Section 8 of the Credit Agreement is hereby further amended by inserting the following new text at the end of said Section:

“Section 8.20         First Amendment Mortgage Amendments.  Within 60 days following the First Amendment Effective Date, the Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, (i) fully executed counterparts of amendments (the “First Amendment Mortgage Amendments”), in form and substance reasonably satisfactory to the Collateral Agent, to each of the Mortgages covering the Mortgaged Properties, together with evidence that counterparts of each of the First Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable perfected mortgage lien superior to and prior to the rights of all third parties and subject to no other Liens (other than Permitted Encumbrances) in favor of the Collateral Agent for the benefit of the Secured Creditors securing all of the Obligations (including the New Term Loans) and (ii) at the request of the Collateral Agent, endorsements of the authorized issuing agent for title insurers reasonably satisfactory to the Collateral Agent to each Mortgage Policy assuring the Collateral Agent that each Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.”.

18.           Section 9.11 of the Credit Agreement are hereby amended by inserting the text “New” immediately before each appearance of the text “Term” appearing in said Section.

19.           The definition of “Applicable Margin” appearing in Section 11 of the Credit Agreement is hereby amended by (i) inserting the text “(v) in the case of New Term Loans (A) maintained as Base Rate Loans, 1.00% and (B) maintained as Eurodollar Loans, 2.00%;” immediately before subclause (ii)(w) of the first sentence of said definition, (ii) inserting the text “and New Term Loans” after the text “Term Loans” appearing in the second sentence of said definition, (iii) deleting the word “and” appearing immediately prior to subclause (y) in the last sentence of said definition and inserting a comma in lieu thereof and (iv) inserting the following new clause (z) before the period at the end of said definition:

“and (z) at any time both (I) “Level V Pricing” (as set forth in the table above) is in effect for Revolving Loans at such time and (II) the ratings assigned to the Loans by both Moody’s and S&P at such time are Ba2 (with a stable outlook) or higher and BB (with a stable outlook) or higher, respectively, then, so long as no Specified Default and no Event of Default then exists, the “Applicable Margin” for New Term Loans at such time shall be (A) if maintained as Base Rate Loans, 0.75% and (B) if maintained as Eurodollar Loans, 1.75%”.

20.           The definition of “Borrowing” appearing in Section 11 of the Credit Agreement is hereby amended by (i) inserting the text “(x)” immediately after the text “provided, that” appearing in said definition and (ii) inserting the text “and (y) the term “Borrowing” shall include each consolidated “borrowing” of New Term Loans pursuant to the simultaneous conversion of Term Loans and the incurrence of Additional New Term Loans on the First Amendment Effective Date on the terms provided in Section 1.01(e)” immediately prior to the period appearing at the end of said definition.

21.           The definition of “Commitment” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “, New Term Loan Commitment” immediately after the text “Term Loan Commitment” appearing in said definition.

22.           The definition of “Consolidated EBITDA” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing before the text “(iv) in the case” appearing in said definition and inserting a comma in lieu thereof and (ii) inserting the following text immediately prior to the text “and (y) subtracting” appearing in said definition:

“and (v) in the case of any period including the fiscal quarter of Holdings ended nearest to September 30, 2004, the amount of all prepayment premiums and/or penalties (whether cash or non-cash) paid by the Borrower in connection with the prepayment of the Term Loans under, and as defined in, the Second-Lien Credit Agreement”.

23.           The definition of “Excess Cash Flow” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “or a New Term Loan Scheduled Repayment” immediately before the text “Scheduled Repayment” appearing in said definition.

24.           The definition of “Loan” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “each New Term Loan,” immediately before the text “each Term Loan” appearing in said definition.

25.           The definition of “Maturity Date” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “the New Term Loan Maturity Date,” immediately before the text “the Term Loan Maturity Date” appearing in said definition.

26.           The definition of “Minimum Borrowing Amount” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “New” immediately before the appearance of the text “Term Loans” appearing in said definition.

27.           The definition of “Net Cash Proceeds” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “or New Term Loans” immediately after the text “Term Loans” appearing in said definition.

28.           The definition of “Note” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “each New Term Note,” immediately after the text “Term Note,” appearing in said Section.

29.           The definition of “Required Lenders” appearing in Section 11 of the Credit Agreement is hereby amended by (i) inserting the text “New Term Loans,” immediately before the first appearance of the text “Term Loans” in said definition and (ii) inserting the text “New Term Loans and” immediately before the second appearance of the text “Term Loans” appearing in said definition.

30.           The definition of “Total Commitment” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “the Total New Term Loan Commitment,” immediately before the text “the Total Term Loan Commitment” appearing in said definition.

31.           Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definition of “Tranche” appearing in said Section and (ii) inserting in the appropriate alphabetical order the following new definitions:

“Additional New Term Loans” shall have the meaning provided in Section 1.01(e).

“Consenting Term Lender” shall mean each Lender holding outstanding Term Loans that has (x) theretofore executed and delivered a counterpart of the First Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time) on August 16, 2004 and (y) specifically notified the Administrative Agent of its desire to convert its Term Loans into Converted Term Loans pursuant to Section 1.01(e)(A).

“Converted Term Loan Amount” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Converted Term Loan Amount”.

“Converted Term Loans” shall have the meaning provided in Section 1.01(e).

 “First Amendment Effective Date” shall have the meaning provided in the First Amendment to Credit Agreement, dated as of August 6, 2004, among Holdings, the Borrower, the Lenders and the Administrative Agent.

“First Amendment Mortgage Amendments” shall have the meaning provided in Section 8.20.

“New Term Loan Borrowing Amount” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “New Term Loan Borrowing Amount”, as the same may be (x) reduced from time to time as a result of prepayments and repayments pursuant to Section 4.01, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments of New Term Loans to or from such Lender pursuant to Section 1.13 or 13.04(b).

“New Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “New Term Loan Commitment,” as the same may be reduced or terminated pursuant to Section 3.03 and/or 10 or otherwise modified pursuant to Section 1.13 and/or 13.04(b).

“New Term Loans” shall have the meaning provided in Section 1.01(e).

“New Term Loan Maturity Date” shall mean March 17, 2011.

“New Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(ii).

“New Term Note” shall have the meaning provided in Section 1.05(a).

“Non-Consenting Term Lender” shall mean each Lender that is not a Consenting Term Lender.

“Repricing Transaction” shall mean the incurrence by the Borrower of a new tranche of replacement term loans under this Agreement (i) having an effective interest rate margin for the respective Type of such replacement term loan that is less than the Applicable Margin for New Term Loans of the respective Type (with the comparative determinations of such margins to be made by the Administrative Agent and to be made after taking account of all upfront or similar fees or original issue discount (amortized over the life of such tranche of replacement term loans or New Term Loans, as the case may be) payable to all Lenders providing such replacement term loans or New Term Loans, as the case may be, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such tranche of replacement term loans or New Term Loans, as the case may be) and (ii) the proceeds of which are used to repay, in whole or in part, principal of outstanding New Term Loans. Any such determination by the Administrative Agent as contemplated by preceding clause (i) shall be conclusive and binding on all Lenders holding New Term Loans.

“Term Loan Conversion” shall have the meaning provided in Section 1.01(e).

“Total New Term Loan Commitment” shall mean, at any time, the sum of the New Term Loan Commitments of each of the Lenders at such time.

“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches: (i) Term Loans, (ii) New Term Loans, (iii) Revolving Loans and (iv) Swingline Loans.

32.           Section 13.01 of the Credit Agreement is hereby amended by (i) inserting the text “New” immediately before the text “Term Loans” appearing in clause (z) of the second proviso appearing in said Section and (ii) inserting the text “New Term Loan” immediately before the text “Scheduled Repayment” appearing in clause (z) of the second proviso appearing in said Section.

33.           Section 13.07(b) of the Credit Agreement is hereby amended by inserting the text “New” immediately before the text “Term Loans” appearing in said Section.

34.           Schedule I to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule I in the form of Schedule I attached hereto.

35.           Exhibits A-1, A-2 and K to the Credit Agreement are hereby amended by inserting the text “New” immediately before each appearance of the text “Term” appearing is said Exhibits.

36.           The Credit Agreement is hereby further amended by adding thereto new Exhibit B-4 in the form of Exhibit B-4 attached hereto.

II.                                     Miscellaneous Provisions.

1.             In order to induce the Lenders to enter into this Amendment, each Credit Agreement Party hereby represents and warrants that:

(a)           no Default or Event of Default exists as of the First Amendment Effective Date, both before and after giving effect to this Amendment;

(b)           all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

(c)           concurrently with the effectiveness of this First Amendment, the proceeds of the Additional New Term Loans shall be applied by the Borrower as required by Section 7.05(e) of the Credit Agreement (as amended hereby).

2.             This Amendment is limited as specified and shall not constitute a modification, acceptance, consent to deviation from or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.             This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.             THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.             This Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) Holdings, the Borrower, Lenders constituting the Required Lenders and each Lender with a New Term Loan Commitment and/or converting Term Loans into Converted Term Loans pursuant to the Term Loan Conversion shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention:  Aditi Chawla (facsimile number 212-354-8113);

(ii) there shall have been delivered to the Administrative Agent for the account of each Consenting Term Lender and each Lender with a New Term Loan Commitment which has requested same, an appropriate New Term Note executed by the Borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement;

(iii) (x) all accrued and unpaid interest on all Term Loans shall have been paid in full (regardless of whether or not the Credit Agreement otherwise requires a payment of such interest at such time), (y) all fees, costs and expenses with respect to the Term Loans shall have been paid in full and (z) the principal of all outstanding Term Loans of Non-Consenting Term Lenders shall have been repaid in full;

(iv) there shall have been delivered to Administrative Agent copies of resolutions of the board of directors of each Credit Party approving and authorizing the execution, delivery and performance of this First Amendment and the Credit Documents as amended by this First Amendment, certified as of the First Amendment Effective Date by the corporate secretary or an assistant secretary of such Credit Party as being in full force and effect without modification or amendment; and

(v)           an opinion of counsel from Gibson, Dunn & Crutcher LLP in form and substance reasonably satisfactory to the Administrative Agent, covering such matters in connection with this Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably request.

6.             By executing and delivering a copy hereof, each Credit Party hereby agrees that all Loans (including, without limitation, the New Term Loans) shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

7.             From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ENERSYS

By:	/s/ Michael G. Hastings
Title: Vice President, Treasurer and Assistant Secretary

ENERSYS CAPITAL INC.

By:	/s/ Michael G. Hastings
Title: Vice President, Treasurer and Assistant Secretary

BANK OF AMERICA, N.A, as Administrative Agent

By:	/s/ Charles Graber
Title: Vice President

MORGAN STANLEY SENIOR FUNDING, INC., Individually and as Syndication Agent

By:	/s/ Eugene F. Martin
Title: Vice President

LEHMAN COMMERCIAL PAPER INC., Individually and as Documentation Agent

By:	/s/ Francis J. Chang
Title: Authorized Signatory

BANK OF AMERICA, N.A., in its capacity as a Lender with a New Term Loan Commitment (and not as a Consenting Term Lender)

By:	/s/ Ed Hamilton
Title: Senior Vice President

SIGNATURES OF LENDER PARTIES NOT INCLUDE

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing First Amendment, hereby consents to the entering into of the First Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

ENERSYS DELAWARE INC.

By:	/s/ Michael G. Hastings
	Title:	Vice President, Treasurer and Assistant Secretary

ESFINCO, INC.

By:	/s/ John Phillips
Title: Vice President

ESRMCO, INC.

By:	/s/ John Phillips
Title: Vice President

ENERSYS ENERGY PRODUCTS INC.

By:	/s/ Michael T. Philion
	Title:	Vice President, Treasurer and Assistant Secretary

HAWKER POWER SYSTEMS, INC.

By:	/s/ Michael T. Philion
	Title:	Vice President, Treasurer and Assistant Secretary

HAWKER POWERSOURCE, INC.

By:	/s/ Michael T. Philion
	Title:	Vice President, Treasurer and Assistant Secretary

NEW PACIFICO REALTY, INC.

By:	/s/ Richard W. Zuidema
	Title:	Secretary

SCHEDULE I

LIST OF LENDERS AND COMMITMENTS

Lender	Revolving Loan Commitment	Converted Term Loan Amount	New Term Loan Commitment	New Term Loan Borrowing Amount
Bank of America, N.A.	$5,000,000.00	$0.00	$258,108,134.54	$258,108,134.54
Morgan Stanley Senior Funding, Inc.	$5,000,000.00	$0.00	$0.00	$0.00
Lehman Commercial Paper Inc.	$5,000,000.00	$0.00	$0.00	$0.00
Sovereign Bank	$14,000,000.00	$0.00	$0.00	$0.00
National City Bank	$14,000,000.00	$5,702,163.16	$297,863.84	$6,000,000.00
National Penn Bank	$10,000,000.00	$0.00	$0.00	$0.00
RZB Finance LLC	$4,000,000.00	$0.00	$0.00	$0.00
Wachovia Bank, National Association	$15,000,000.00	$6,652,523.68	$847,476.32	$7,500,000.00
Bank of Tokyo-Mitsubishi Trust Company	$14,000,000.00	$2,851,081.58	$0.00	$2,851,081.58
Fleet National Bank	$14,000,000.00	$0.00	$0.00	$0.00
Babson CLO Ltd. 2003-I	$0.00	$417,231.45	$0.00	$417,231.45
Babson CLO Ltd. 2004-I	$0.00	$1,900,721.05	$0.00	$1,900,721.05
Suffield CLO, Limited	$0.00	$556,308.60	$0.00	$556,308.60
Seaboard CLO 2000Ltd.	$0.00	$556,308.60	$0.00	$556,308.60

Lender	Revolving Loan Commitment	Converted Term Loan Amount	New Term Loan Commitment	New Term Loan Borrowing Amount
Simsbury CLO, Limited	$0.00	$556,308.60	$0.00	$556,308.60
Maplewood (Cayman) Limited	$0.00	$556,308.60	$0.00	$556,308.60
APEX (IDM) CDO I, Ltd.	$0.00	$695,385.78	$0.00	$695,385.78
ELC (Cayman) Ltd. 1999-II	$0.00	$556,308.60	$0.00	$556,308.60
ELC (Cayman) Ltd. 1999-III	$0.00	$556,308.60	$0.00	$556,308.60
ELC (Cayman) Ltd. 2000-I	$0.00	$556,308.60	$0.00	$556,308.60
TRYON CLO Ltd. 2000-I	$0.00	$556,308.60	$0.00	$556,308.60
Massachusetts Mutual Life Insurance Company	$0.00	$139,077.15	$0.00	$139,077.15
Braymoor & Co.	$0.00	$2,851,081.58	$0.00	$2,851,081.58
Gallatin Funding I Ltd.	$0.00	$1,900,721.05	$0.00	$1,900,721.05
Grayston CLO 2001-01 Ltd.	$0.00	$1,900,721.05	$0.00	$1,900,721.05
Grayston CLO II 2004-1 Ltd.	$0.00	$2,851,081.58	$0.00	$2,851,081.58
Laguna Funding LLC	$0.00	$950,360.53	$0.00	$950,360.53

2

Lender	Revolving Loan Commitment	Converted Term Loan Amount	New Term Loan Commitment	New Term Loan Borrowing Amount
Callidus Debt Partners CLO Fund III, LLC	$0.00	$3,807,396.74	$0.00	$3,807,396.74
Sierra CLO I	$0.00	$5,702,163.16	$0.00	$5,702,163.16
Gulf Stream-Compass CLO 2003-1Ltd.	$0.00	$1,425,540.79	$0.00	$1,425,540.79
Gulf Stream-Compass CLO 2004-1Ltd.	$0.00	$2,378,283.17	$0.00	$2,378,283.17
ING Prime Rate Trust	$0.00	$4,276,622.37	$0.00	$4,276,622.37
ING Senior Income Fund	$0.00	$3,326,261.85	$0.00	$3,326,261.85
Sequils-Pilgrim I, Ltd.	$0.00	$950,360.52	$0.00	$950,360.52
LCMI Limited Partnership	$0.00	$2,815,081.58	$0.00	$2,815,081.58
LCMII Limited Partnership	$0.00	$2,815,081.58	$0.00	$2,815,081.58
Octagon Investment Partners III, Ltd.	$0.00	$6,652,523.68	$0.00	$6,652,523.68
Foxe Basin CLO 2003, Ltd.	$0.00	$3,801,442.11	$0.00	$3,801,442.11
C-Squared CDO Ltd.	$0.00	$950,360.53	$0.00	$950,360.53
Celerity CLO Limited	$0.00	$1,425,540.79	$0.00	$1,425,540.79

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Lender	Revolving Loan Commitment	Converted Term Loan Amount	New Term Loan Commitment	New Term Loan Borrowing Amount
KZH Crescent-2 LLC	$0.00	$950,360.53	$0.00	$950,360.53
KZH Crescent-3 LLC	$0.00	$950,360.53	$0.00	$950,360.53
Loan Funding I LLC	$0.00	$950,360.53	$0.00	$950,360.53
TCW Select Loan Fund, Limited	$0.00	$2,375,901.32	$0.00	$2,375,901.32
NYLIM Flatiron CLO 2003-1 Ltd.	$0.00	$475,180.26	$0.00	$475,180.26
NYLIM Flatiron CLO 2004-1 Ltd.	$0.00	$475,180.26	$0.00	$475,180.26
ELF Funding Trust II	$0.00	$475,180.26	$0.00	$475,180.26
New York Life Insurance Company	$0.00	$2,815,081.58	$0.00	$2,815,081.58
New York Life Insurance and Annuity Corporation	$0.00	$475,180.26	$0.00	$475,180.26
Avalon Capital Ltd. 2	$0.00	$1,187,950.66	$0.00	$1,187,950.66
Champlain CLO, Ltd.	$0.00	$1,187,950.66	$0.00	$1,187,950.66
Diversified Credit Portfolio Ltd.	$0.00	$142,554.08	$0.00	$142,554.08
AIM Floating Rate Fund	$0.00	$475,180.26	$0.00	$475,180.26
Invesco European CDO I S.A.	$0.00	$475,180.26	$0.00	$475,180.26

4

Lender	Revolving Loan Commitment	Converted Term Loan Amount	New Term Loan Commitment	New Term Loan Borrowing Amount
Sagamore CLO Ltd.	$0.00	$950,360.53	$0.00	$950,360.53
Saratoga CLO I, Limited	$0.00	$475,180.26	$0.00	$475,180.26
Charter View Portfolio	$0.00	$1,995,757.11	$0.00	$1,995,757.11
Sequils-Liberty, Ltd.	$0.00	$712,770.39	$0.00	$712,770.39
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.	$0.00	$3,801,442.11	$1,198,557.89	$5,000,000.00
Mountain Capital CLO II Ltd.	$0.00	$3,326,261.83	$0.00	$3,326,261.83
Mountain Capital CLO III Ltd.	$0.00	$1,425,540.79	$0.00	$1,425,540.79
The Sumitomo Trust and Banking Co., Ltd., New York Branch	$0.00	$4,751,802.63	$0.00	$4,751,802.63

Total	$100,000,000.00	$104,547,994.41	$260,452,005.59	$365,000,000.00

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EXHIBIT B-4

FORM OF NEW TERM NOTE

U.S. $	New York, New York
,

FOR VALUE RECEIVED, ENERSYS CAPITAL INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [                                      ] (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at Mailcode NC1-001-15-04, 101 North Tryon Street, Charlotte, NC 28255 on the New Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                                              DOLLARS ($                    ) or, if less, the unpaid principal amount of all New Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement, payable at such times and in such amounts as are specified in the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each New Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the New Term Notes referred to in the Credit Agreement, dated as of March 17, 2004, among EnerSys, the Borrower, the lenders from time to time party thereto (including the Lender), Lehman Commercial Paper Inc., as Documentation Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bank of America, N.A., as Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement).  This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement).  As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the New Term Loan Maturity Date, in whole or in part, and New Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Schedule I

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

ENERSYS CAPITAL INC.

By:
Name:
Title:

2